Exhibit 10.6
SHARE EXCHANGE AGREEMENT
     THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is entered into as of February ___, 2009 by and among Healthcare Services, Inc., a Delaware corporation (the “Company”) and                                          (the “Stockholder”).
RECITALS
     A. The common stock of the Company is divided into two series, each with a par value of $.01 per share: Series B Common Stock, which has voting rights and Series C Common Stock, which has no voting rights.
     B. The Stockholder owns                      shares of the Company’s Series C Common Stock.
     C. The Company has offered the Stockholder the opportunity to exchange such shares for an equivalent number of shares of its Series B Common Stock (the “Exchange”).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Exchange.
     (a) Subject to the terms and conditions set forth in this Agreement, the Stockholder hereby transfers, assigns and delivers all of the Stockholder’s right, title and interest in and to the                      shares of Series C Common Stock owned by the Stockholder (the “Transferred Shares”), free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind other than those arising under the Company Documents.
     (b) In exchange for such Transferred Shares, the Company hereby issues, transfers, assigns and delivers to the Stockholder, and the Stockholder hereby accepts that                      shares of Series B Common Stock (collectively, the “New Shares”).
     (c) The Stockholder acknowledges and agrees that the Stockholder, by virtue of the Exchange, shall not be relieved of any restriction, limitation, obligation or other constraint upon any Transferred Shares owned or held by the Stockholder and that all New Shares issued to the Stockholder shall be subject to all restrictions, limitations, obligations and other constraints to which the Transferred Shares were subject.
     (d) The Stockholder has executed and delivered to the Company, in connection with this Agreement, that certain Third Amended and Restated Stockholders’ Agreement, dated as of the date hereof, by and among the Company, Accretive LP, Oak

Hill, Tolan, Accretive V and the other parties signatory thereto (the “Stockholders’ Agreement”).
2.	Stockholder Representations, Warranties and Agreements. The Stockholder hereby represents and warrants to the Company that:
     (a) Capacity. The Stockholder has sufficient legal capacity to execute this Agreement.
     (b) Due Authorization; No Breach. The Stockholder has duly authorized, executed and delivered this Agreement, and the Stockholder is not a party to, or bound by, any contract, charter, agreement, mortgage, deed of trust or other instrument, nor to the Stockholder’s knowledge, is the Stockholder subject to any order or license of any governmental authority or any provision of law, under the terms of which performance by the Stockholder according to the terms of this Agreement shall be a default, breach, event of acceleration, or grounds for termination, or whereby the timely performance by the Stockholder according to the terms of this Agreement may be prohibited, prevented or delayed.
     (c) Title to Transferred Shares. The Transferred Shares to be transferred by the Stockholder represent all of the shares of Series C Common Stock owned by the Stockholder prior to the consummation of the Exchange. Each of the Transferred Shares was validly issued, and is a fully paid and non-assessable share of Series C Common Stock of the Company, owned beneficially and of record by the Stockholder, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind, except for those imposed by the Company Documents. Other than the Company Documents, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the sale, purchase, redemption or other transfer of the Transferred Shares to be sold, assigned, conveyed, transferred and delivered by the Stockholder to the Company hereunder. The Stockholder has sole voting power and sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to all of the Transferred Shares, with no limitations, qualifications or restrictions on such rights and powers (other than as set forth in the Company Documents), and the Stockholder has not granted and will not grant such rights and powers to any other Person.

     (d) Investment Representations.
          (i) The Stockholder confirms that the New Shares were not offered to the Stockholder by any means of general solicitation or general advertising.
          (ii) The Stockholder understands that the New Shares have not been registered under the securities laws of any state, under the Securities Act of 1933, as amended, or under the securities laws of any other country and are offered in reliance on exemptions therefrom, that the class of stock of the Company has not been approved or disapproved by the Securities and Exchange Commission, by any other federal or state agency or by any other equivalent foreign agency.
          (iii) The Stockholder acknowledges that the Stockholder has been advised to consult with the Stockholder’s own attorney regarding legal matters concerning the Company and to consult with his own tax advisor regarding the tax consequences of the Exchange to the Stockholder.
     (e) The Stockholder acknowledges and agrees that the Company is only entering into this Agreement with the Stockholder because the Stockholder is entering into the Stockholders’ Agreement, and that the Company would not have entered into this Agreement with the Stockholder had the Stockholder not entered into the Stockholders’ Agreement.
     (f) All of the representations and warranties set forth herein shall survive indefinitely.
3.	Amendment. This Agreement may be amended or modified from time to time only by a written instrument signed by the party against whom enforcement of such amendment or modification is being sought.

4.	Further Assurances. From time to time, at the Company’s request and without further consideration, the Stockholder shall, at its own expense, execute and deliver such documents and take such other action as the Company shall request in order to consummate or evidence more effectively the transactions herein contemplated.

5.	Tax. The parties acknowledge and agree that the transaction contemplated by this Agreement is intended to qualify as a tax-free transaction under Section 1036 of the Internal Revenue Code of 1986, as amended.

6.	Counterparts. This Agreement may be executed and delivered (including by facsimile, by .pdf or .tiff file via e-mail or any other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.	Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Stockholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void.

8.	Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.	Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

10.	Effective Date. This Agreement shall be effective as of December 30, 2008.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

12.	Rules of Construction. The parties hereto agree that the language used in this Agreement will be deemed to be the language chosen by them to express their mutual intent and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

13.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
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     IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

COMPANY

HEALTHCARE SERVICES, INC.

By:

Name:

Its:

[Stockholder]
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